ESS Tech, Inc. Receives NYSE Notification
March 28, 2025
WILSONVILLE, Ore.--(BUSINESS WIRE)-- ESS Tech, Inc. (ESS) (NYSE:GWH), a leading manufacturer of iron flow long-duration energy storage (LDES) systems for utility- and commercial- scale applications, today announced that on March 24, 2025, it received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that ESS is not in compliance with Section 802.01B of the NYSE’s Listed Company Manual (“Rule 802.01B”) because its average global market capitalization over a consecutive 30 trading-day period was less than $50 million, and, at the same time, its stockholders’ equity was less than $50 million. The Notice does not have an immediate impact on the listing of ESS’s common stock and does not affect ESS’s business operations or its Securities and Exchange Commission reporting requirements.
In accordance with NYSE procedures, within 45 days from receipt of the Notice, ESS intends to submit a plan to the NYSE advising it of the definitive action(s) the company has taken, is taking, or plans to take that would bring it into conformity with the continued listing standards. If the NYSE accepts ESS’s plan, ESS’s common stock will continue to be listed and traded on the NYSE during the 18-month cure period, subject to the company’s compliance with other NYSE continued listing standards and continued periodic review by the NYSE of ESS’s progress with respect to its plan.
ESS is considering all available options to regain compliance with the NYSE continued listing standards.
About ESS Tech, Inc.
At ESS (NYSE: GWH), our mission is to accelerate global decarbonization by providing safe, sustainable, long-duration energy storage that powers people, communities and businesses with clean, renewable energy anytime and anywhere it’s needed. As more renewable energy is added to the grid, long- duration energy storage is essential to providing the reliability and resiliency we need when the sun is not shining, and the wind is not blowing.
Our technology uses earth-abundant iron, salt and water to deliver environmentally safe solutions capable of providing up to 12 hours of flexible energy capacity for commercial and utility-scale energy storage applications. Established in 2011, ESS enables project developers, independent power producers, utilities and other large energy users to deploy reliable, sustainable long-duration energy storage solutions. For more information visit www.essinc.com.
Special Note Regarding Forward-Looking Statements
This communication contains certain forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “will” and “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements include, among others, including statements regarding ESS’s efforts and ability to regain compliance with the NYSE’s continued listing standards. These forward-looking statements are based on ESS’ current expectations and beliefs concerning future developments and their potential effects on ESS. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. There can be no assurance that the future developments affecting ESS will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond ESS control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, ESS’s ability to develop a plan to regain compliance with the continued listing criteria of the NYSE; the NYSE’s acceptance of such plan; ESS’s ability to execute such plan and to continue to comply with applicable listing standards within the available cure period; risks arising from the potential suspension of trading of ESS’s common stock on the NYSE, as well as those risks and uncertainties set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2024, filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2024, and its other filings filed with the SEC. Except as required by law, ESS is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Source: ESS Inc.
Investors:
Erik Bylin
investors@essinc.com
Media:
Morgan Pitts
503.568.0755
morgan.pitts@essinc.com
Source: ESS, Inc.